UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2010
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1
EX-10.2
EX-10.3

Item 1.01. Entry into a Material Definitive Agreement.
Amendment No. 2 to Credit Agreement
     On May 28, 2010, RPM International Inc. (the “Company”) and its subsidiaries, RPM Lux Holdco S.A. R.L., RPOW UK Limited, RPM Europe Holdco B.V., RPM Canada, Tremco Illbruck Production Limited, and RPM Canada Company entered into Amendment No. 2 (“Amendment No. 2”) to Credit Agreement, dated as of December 29, 2006, as previously amended by Amendment No. 1, dated May 29, 2009 (as amended, the “Credit Agreement”) with the lenders thereto and PNC Bank, National Association, as administrative agent for the lenders. Pursuant to Amendment No. 2, Specialty Products Holding Corp., an Ohio corporation and a subsidiary of the Company (“SPHC”), and its subsidiaries, including Bondex International, Inc., a Delaware corporation (“Bondex”) (collectively, the “Excluded Subsidiaries”), would be excluded from the defined term “Subsidiary” as used in the Credit Agreement in the event the boards of directors of SPHC and Bondex authorize the filing of a bankruptcy petition for such subsidiaries in the State of Delaware. Furthermore, the defined term “EBITDA” as used in the Credit Agreement has been revised to add back non-cash charges or losses and subtract non-cash gains in each case related to or resulting from the bankruptcy filing of any Excluded Subsidiary.
     The foregoing discussion of Amendment No. 2 does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 2, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.
Amendment No. 3 to Receivables Purchase Agreement
     On May 28, 2010, the Company and the other parties thereto entered into Amendment No. 3 (“Amendment No. 3”) to that certain Receivables Purchase Agreement, dated as of April 7, 2009 (as amended, the “Receivables Agreement”). Pursuant to Amendment No. 3, the Excluded Subsidiaries would be excluded from the defined term “Subsidiary” as used in the Receivables Agreement in the event the boards of directors of SPHC and Bondex authorize the filing of a bankruptcy petition for such subsidiaries in the State of Delaware. Furthermore, the defined term “EBITDA” as used in the Receivables Agreement has been revised to add back non-cash charges or losses and subtract non-cash gains in each case related to or resulting from the bankruptcy filing of any Excluded Subsidiary.
     The foregoing discussion of Amendment No. 3 does not purport to be complete and is subject to and qualified in its entirety by the full text of Amendment No. 3, which is attached as Exhibit 10.2 hereto, and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 31, 2010, the Company and Stephen J. Knoop, Senior Vice President — Corporate Development of the Company and Chairman and Chief Executive Officer of SPHC, entered into an indemnification agreement effective as of May 31, 2010. The indemnification agreement requires the Company to indemnify Mr. Knoop to the fullest extent permitted by law against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred in the defense or settlement of any civil, criminal, administrative or investigative action brought against him by reason of his relationship with the Company or a subsidiary of the Company, including third-party claims and proceedings brought by or in the right of the Company, subject to certain exceptions. The rights provided to Mr. Knoop under the indemnification agreement are in addition to any other rights he may be entitled to under the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the General Corporation Law of the State of Delaware or otherwise. The description of the indemnification agreement set forth herein is not complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached as Exhibit 10.3 hereto, and incorporated herein by reference.
Item 8.01. Other Events.
     On May 31, 2010, the Company announced that SPHC and Bondex filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. With fiscal 2009 revenues of $329 million and $19 million of pre-tax income, SPHC and its subsidiaries represented less than 10% of the Company’s consolidated revenues and less than 11% of the Company’s consolidated pre-tax income for fiscal 2009.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated May 28, 2010.

10.2	Amendment No. 3 to Receivables Purchase Agreement, dated May 28, 2010.

10.3	Indemnification Agreement, by and between the Company and Stephen J. Knoop, dated May 31, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.
Date: June 4, 2010	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 2 to Credit Agreement, dated May 28, 2010.

10.2	Amendment No. 3 to Receivables Purchase Agreement, dated May 28, 2010.

10.3	Indemnification Agreement, by and between the Company and Stephen J. Knoop, dated May 31, 2010.